Exhibit 25.2



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM T-1

                          STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939
                   OF A CORPORATION DESIGNATED TO ACT AS
                                TRUSTEE

                    Check if an Application to Determine
                Eligibility of a Trustee Pursuant to Section
                               305(b)(2) ____

                       HARRIS TRUST AND SAVINGS BANK
                           (Name of Trustee)

      Illinois                                           36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

              Judith Bartolini, Harris Trust and Savings Bank,
              111 West Monroe Street, Chicago, Illinois, 60603
                                312-461-2527
         (Name, address and telephone number for agent for service)



                        VIACOM INC.
                    (Name of obligor)

        Delaware                                        04-2949533
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                               200 Elm Street
                        Dedham, Massachusetts  02026
                     (Address of principal executive offices)

                           Contingent Value Rights
                        (Title of indenture securities)

1.  GENERAL INFORMATION.  Furnish the following information as to the
Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

     Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

     The Obligor is not an affiliate of the Trustee.


3. thru 15.

     NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

     A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

2.   A copy of the existing by-laws of the Trustee.

     A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

3. The consents of the Trustee required by Section 321(b) of the Act. (included as Exhibit A on page 2 of this statement)

4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervision or examining authority.
          (included as Exhibit B on page 3 of this statement)

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Harris Trust and Savings Bank, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 8th day of May, 1995.

HARRIS TRUST AND SAVINGS BANK



By: /s/ Amy S. Roberts
   ------------------------------------------------------
Amy S. Roberts
Assistant Vice President



EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

HARRIS TRUST AND SAVINGS BANK



By: /s/ Amy S. Roberts
   ------------------------------------------------------
Amy S. Roberts
Assistant Vice President

                                                                 EXHIBIT B


Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1994, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of The Seventh Reserve District.

                       Harris Trust and Savings Bank
                           111 West Monroe Street
                          Chicago, Illinois 60603

of Chicago, Illinois, and Foreign and Domestic Subsidiaries, at the close of business on December 31, 1994, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

Bank's Transit Number 71000288

       <CAPTIONl
                                                                                                        THOUSANDS
                                                                                                        OF DOLLARS
                        ASSETS
Cash and balances due from depository institutions:
Non-interest bearing balances and currency and coin                                                   $1,226,753
Interest bearing balances                                                                               $732,083
Securities:
a.  Held-to-maturity securities                                                                         $718,072
b.  Available-for-sale securities                                                       $1,795,896
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement
subsidiaries, and in IBFs:
Federal funds sold                                                                                      $374,200
Securities purchased under agreements to resell$9,831
Loans and lease financing receivables:
Loans and leases, net of unearned income                                                $6,371,039
LESS:  Allowance for loan and lease losses                                                 $90,492
                                                                                     -------------
Loans and leases, net of unearned income, allowance, and reserve
(item 4.a minus 4.b)                                                                                  $6,280,547
Assets held in trading accounts                                                                         $169,830
Premises and fixed assets (including capitalized leases)                                                $136,703
Other real estate owned $1,780
Investments in unconsolidated subsidiaries and associated companies                                          $37
Customer's liability to this bank on acceptances outstanding                                             $69,447
Intangible assets                                                                                        $24,851
Other assets                                                                                            $403,300
                                                                                                        --------
TOTAL ASSETS                                                                                         $11,944,330
                                                                                                     ===========


                        LIABILITIES
Deposits:
In domestic offices                                                                                   $4,529,148
Non-interest bearing                                                                    $2,659,945
Interest bearing                                                                        $1,869,203
In foreign offices, Edge and Agreement subsidiaries, and IBFs                                         $2,486,418
Non-interest bearing                                                                       $31,903
Interest bearing                                                                        $2,454,515
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
Agreement subsidiaries, and in IBFs:
Federal funds purchased                                                                               $1,179,441
Securities sold under agreements to repurchase                                                        $1,643,381
Trading Liabilities                                                                                     $149,363
Other borrowed money:
a.  With original maturity of one year or less                                            $667,231
b.  With original maturity of more than one year                                                         $14,268
Bank's liability on acceptances executed and outstanding                                                 $69,447
Subordinated notes and debentures                                                         $235,000
Other liabilities                                                                                       $240,902
                                                                                                        --------

TOTAL LIABILITIES                                                                                    $11,214,599
                                                                                                     ===========

EQUITY CAPITAL

Common stock                                                                                            $100,000
Surplus                                                                                                 $275,000
a.  Undivided profits and capital reserves                                                              $375,032
b.  Net unrealized holding gains (losses) on available-for-sale securities                              ($20,301)
                                                                                                        ---------

TOTAL EQUITY CAPITAL                                                                                     $729,731
                                                                                                         ========

Total liabilities, limited-life preferred stock, and equity capital                                   $11,944,330
                                                                                                      ===========

I, Paul Skubic, Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief,
                                PAUL SKUBIC
                                  1/27/95

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

DONALD S. HUNT,
RICHARD E. TERRY,
JAMES J. GLASSER,

Directors.